As filed with the Securities and Exchange Commission on December 16, 2015

Registration No. 333-157854

Registration No. 333-179998

Registration No. 333-202620

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-157854

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-179998

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-202620

UNDER

THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-1541045
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

157 Church Street

New Haven, Connecticut 06510

(203) 499-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda L. Randell

Senior Vice President and General Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

203-499-2000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Leonard Rodriguez

Managing Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of UIL Holdings Corporation (the “Registrant”) that were registered on the following Registration Statements on Form S-3ASR (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

•	Registration Statement No. 333-157854 on Form S-3ASR filed on March 11, 2009, pertaining to the registration of an unspecified number of securities of the Registrant (the “Securities”);

•	Registration Statement No. 333-179998 on Form S-3ASR filed on March 8, 2012, pertaining to the registration of an unspecified number of Securities; and

•	Registration Statement No. 333-202620 on Form S-3ASR filed on March 9, 2015, pertaining to the registration of an unspecified number of Securities.

The Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2015, by and among the Registrant, Iberdrola USA, Inc., a New York corporation (“IUSA”), and UIL Holdings Corporation (formerly known as Green Merger Sub, Inc.), a Connecticut corporation and a wholly owned subsidiary of IUSA (“Merger Sub”), pursuant to which the Registrant merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of IUSA, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on December 16, 2015.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, Merger Sub, as successor to the Registrant by virtue of the Merger, hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, remove from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 16, 2015.

UIL Holdings Corporation

By:	/s/ Richard J. Nicholas
	Name:	Richard J. Nicholas
	Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.